SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      -------------------------------
                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                     ---------------------------------

      MORGAN STANLEY, DEAN WITTER,                MSDW CAPITAL TRUST I
             DISCOVER & CO.                    (Exact name of registrant
       (Exact name of registrant                  as specified in its
      as specified in its charter)               certificate of trust)
                DELAWARE                                DELAWARE
       (State of incorporation or               (State of incorporation
             organization)                          or organization)
               36-3145972                         (TO BE APPLIED FOR)
            (I.R.S. Employer                        (I.R.S. Employer
          Identification No.)                     Identification No.)



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1585 Broadway
New York, New York                                       10036
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(Address of Principal Executive                        (Zip Code)
 Offices of Registrants)


If this Form relates to the             If this Form relates to the
registration of a class of              registration of a class of
debt securities and is                  debt securities and is to
effective upon filing pursuant          become effective simultaneously
to General Instruction A(c)(1),         with the effectiveness of a concurrent
please check the following              registration statement under the
box.  / /                               Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2), please
                                        check the following box.  / /


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

Capital Securities                      New York Stock Exchange, Inc.
(and the Guarantee with respect
 thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                     ------------------------------------
                               (Title of class)




                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of MSDW Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Morgan Stanley, Dean Witter, Discover & Co.

     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings "Description of Capital Securities" and "Description of Guarantees" in the preliminary prospectus and the information set forth under the headings "Description of Capital Securities" and "Description of Guarantee" in the preliminary prospectus supplement, in each case relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-46403 and 333-46403-01) filed with the Securities and Exchange Commission (the "Commission") on February 13, 1998 under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement and the preliminary prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.


ITEM 2.   EXHIBITS.

2.1       Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust dated February 12, 1998 of MSDW Capital Trust I (incorporated by reference to Exhibit 4-b to the Registration Statement).

2.3 Trust Agreement of the Trust (incorporated by reference to Exhibit 4-g to the Registration Statement).

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (incorporated by reference to Exhibit 4-1 to the Registration Statement).

2.5 Form of Capital Securities Guarantee (incorporated by reference to Exhibit 4-x to the Registration Statement).

2.6 Form of Junior Subordinated Indenture between Morgan Stanley, Dean Witter, Discover & Co. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4-u to the Registration Statement).

2.7       Form of Capital Security (incorporated by reference to
          Exhibit 4-v to the Registration Statement).

2.8 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4-w to the Registration Statement).

                                  SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:



                              MSDW CAPITAL TRUST I

                              by Morgan Stanley, Dean Witter
                                 Discover & Co.


                              By: /s/ Alexander C. Frank
                                  ----------------------------
                                  Name:   Alexander C. Frank
                                  Title:  Assistant Treasurer


                              MORGAN STANLEY, DEAN WITTER,
                              DISCOVER & CO.


                              By: /s/ Alexander C. Frank
                                  ---------------------------
                                  Name:   Alexander C. Frank
                                  Title:   Assistant Treasurer